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                                                                    EXHIBIT 10.1

                        SETTLEMENT AGREEMENT AND RELEASE

    SETTLEMENT AGREEMENT AND RELEASE, dated as of September 16, 1999, by and among Puroflow Incorporated, a Delaware corporation ("Puroflow"), Reuben M. Siwek ("Siwek"), Michael H. Figoff ("Figoff"), Robert A. Smith ("Smith") and Tracy Kent Pugmire ("Pugmire") (collectively, Puroflow, Siwek, Figoff, Smith and Pugmire, are referred to herein as the "Puroflow Parties"), Steel Partners II, L.P., a Delaware limited partnership ("Steel"), Warren G. Lichtenstein ("Lichtenstein"), Steven Wolosky ("Wolosky"), James Benenson, Jr. ("Benenson"), Robert Frankfurt ("Frankfurt"), Steel Partners, L.L.C., a Delaware limited liability company ("Steel LLC"), and the Full Value Committee (collectively, Steel, Lichtenstein, Wolosky, Benenson, Frankfurt, Steel LLC and the Full Value Committee are referred to herein as the "Steel Parties").

    WHEREAS, Steel owns an aggregate of 1,416,000 shares ("Steel Shares") of common stock of Puroflow, $.01 par value ("Common Stock");

    WHEREAS, the Full Value Committee has filed preliminary materials with the Securities and Exchange Commission in order to solicit proxies (the "Steel Solicitation") to vote at Puroflow's annual stockholders meeting, scheduled to be held on October 13, 1999 (as such date is amended in Section 4.1(ii), the "Annual Meeting"), in order to elect a slate of nominees designated by the Full Value Committee to the Board of Directors of Puroflow (the "Board");

    WHEREAS, the Steel Parties have filed a lawsuit against the Puroflow Parties in the United States District Court for the District of Delaware, captioned STEEL PARTNERS II, L.P. V. PUROFLOW INCORPORATED, MICHAEL H. FIGOFF, REUBEN M. SIWEK, TRACY KENT PUGMIRE AND ROBERT A. SMITH, Civil Action No. 99 271 (D. Del.), alleging violations of certain securities laws and other allegations (the "Steel Litigation") and Puroflow has filed a lawsuit against the Steel Parties in Superior Court of the State of California for the County of Los Angeles entitled PUROFLOW INCORPORATED V. WARREN G. LICHTENSTEIN, ROBERT FRANKFURT, JAMES BENENSON, JR., STEVEN WOLOSKY, THE FULL VALUE COMMITTEE, STEEL PARTNERS II, L.P. AND STEEL PARTNERS L.L.C., Case No. LC049028, in response thereto and relating to other issues (the "Puroflow Litigation");

    WHEREAS the parties hereto are desirous of entering into an agreement with respect to the discontinuance of the Puroflow Litigation and the Steel Litigation, resolving the election of directors and certain other matters.

    NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

    Section 1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PUROFLOW PARTIES. Each of the Puroflow Parties hereby represents, warrants and agrees that each of the Puroflow Parties has full legal right, power and authority to execute, deliver and perform this Agreement, and consummate the transactions contemplated

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hereby; the execution and delivery of this Agreement, and the consummation by
Puroflow and the Board of the transactions contemplated hereby have been duly authorized by all necessary corporate actions; and this Agreement constitutes valid, legal and binding obligations of each of the Puroflow Parties, enforceable against each such party in accordance with its terms.

    Section 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE STEEL PARTIES. Each of the Steel Parties hereby represents, warrants and agrees that each of the Steel Parties has full legal right, power and authority to execute, deliver and perform this Agreement, and consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions; this Agreement constitutes valid, legal and binding obligations of each of the Steel Parties, enforceable against each such party in accordance with its terms.

    Section 3.  TERM OF AGREEMENT.

    3.1 INITIAL TERM. The term of this agreement shall commence on the date hereof and shall conclude on the date following Puroflow's 2000 Annual Meeting of Stockholders, which the parties hereto agree shall be called on or before July 31, 2000 (the "Term").

    Section 4.  BOARD OF DIRECTORS.

    4.1 COMPOSITION OF BOARD. (i) Promptly following the date hereof, the Board of Directors of Puroflow shall be expanded to seven directors. The four members of the Board of Directors serving prior to the execution hereof shall remain on the Board (the "Interim Puroflow Nominees"), and three persons selected by the Steel Parties, who shall be Warren G. Lichtenstein, Robert Frankfurt and Steven Wolosky, shall be appointed to the Board of Directors (the "Interim Steel Nominees").

              (ii) Following the constitution of the new seven member Board of Directors, the Board shall set a new meeting date for the Annual Meeting which date shall be October 21, 1999 and retain the record date of August 30, 1999 set in connection with the Annual Meeting; and (b) nominate a new slate of five directors for election by the stockholders to the Board of Directors. Such slate shall consist of three persons nominated by the Puroflow Parties who shall be Michael Figoff, Tracy Kent Pugmire and Robert A. Smith (the "Permanent Puroflow Nominees") and two persons nominated by the Steel Parties who shall be Warren G. Lichtenstein and Robert Frankfurt (the "Permanent Steel Nominees"). The parties hereto agree that neither Siwek nor Wolosky shall stand for election as a director at the Annual Meeting. Following the Annual Meeting, Siwek shall hold the title of Chairman-Emeritus.

              (iii) If any Permanent Puroflow Nominee or Permanent Steel Nominee elects not to stand for election to the Board of Directors of Puroflow at the Annual Meeting, then the party hereto that nominated such permanent nominee shall have the right to nominate a new person to be that party's permanent nominee. In addition, if during the Term of this Agreement an Interim Puroflow Nominee, Interim Steel Nominee, Permanent Puroflow Nominee or Permanent Steel Nominee ceases to serve as a member of the Board of Directors by reason of death, resignation, removal, disqualification or for any other reason, then such vacancy on the Board shall be filled by the party hereto that originally nominated such interim or permanent

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nominee, as the case may be.  A director elected by either the Puroflow
Parties or the Steel Parties to fill such a vacancy shall hold office until such director's successor shall have been duly elected and qualified.

              (iv) During the Term of this Agreement, Puroflow shall use its best efforts to: (a) maintain the number of directors on the Board at seven until the Annual Meeting; (b) set and maintain the number of directors on the Board for and following the Annual Meeting, at five; and (c) cause the election to the Board, and the continued presence on the Board, of the Interim Steel Nominees and the Interim Puroflow Nominees (prior to the Annual Meeting), and the Permanent Steel Nominees and the Permanent Puroflow Nominees (following the Annual Meeting). Thereafter, in connection with the 2000 Annual Meeting of Stockholders, Puroflow shall take all necessary actions to nominate the Permanent Steel Nominees and the Permanent Puroflow Nominees to the slate of directors proposed for election by the Board of Directors at such meeting. Puroflow and the Puroflow Parties shall take all other necessary actions to comply with this Section 4.

              (v) During the Term of this Agreement, each of the Steel Parties and the Puroflow Parties shall vote its shares of Common Stock in favor of the slate of nominees to the Board nominated by Puroflow in accordance with this Agreement. If for any reason any of the Steel Parties shall fail to vote its shares of Common Stock in favor of the slate of nominees to the Board nominated by Puroflow pursuant to this Agreement, then such Steel Parties member hereby appoints Michael H. Figoff and Robert A. Smith, and each of them individually (with full power to act without the other and with power to appoint his substitute), its true and lawful attorney and proxy to re-vote all shares of Common Stock which such Steel Parties member is entitled to vote in favor of the nominees to the Board nominated by Puroflow pursuant to this Agreement. If for any reason any of the Puroflow Parties shall fail to vote its shares of Common stock in favor of the slate of nominees to the Board nominated by Puroflow pursuant to this Agreement, then such Puroflow Parties member hereby appoints Warren Lichtenstein and Robert Frankfurt, and each of them individually (with full power to act without the other and with power to appoint his substitute), its true and lawful attorney and proxy to re-vote all shares of Common Stock which such Puroflow Parties member is entitled to vote in favor of the nominees to the Board nominated by Puroflow pursuant to this Agreement.

              (vi) During the Term hereof, Siwek may be retained by Puroflow to provide such services as shall be deemed necessary, in the discretion of the President and Chief Executive Officer of Puroflow, from time to time, including counsel on Securities and Exchange Commission and general corporate matters. Such services shall be provided by Siwek at reasonable and customary hourly rates for such services.

    Section 5.  RELEASES.

    5.1 RELEASE BY PUROFLOW OF MEMBERS OF THE STEEL PARTIES. Each of the Puroflow Parties, on behalf of each party and each of their successors and assigns, releases and discharges each of the Steel Parties, each of their heirs, executors, administrators, affiliates, successors and assigns (together, the "Steel Releasees") from all actions, causes of action, suits, the Puroflow Litigation, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses,

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damages, judgments, executions, claims, and demands whatsoever, in law or equity, which against Steel Releasees, each of the Puroflow Parties and their affiliates, successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement. The foregoing release shall not extend to any actions, causes of action, demands, etc. arising from the breach or the claimed breach of this Agreement by any member of the Steel Parties.

    5.2 RELEASE BY MEMBERS OF THE STEEL PARTIES OF PUROFLOW. Each of the Steel Parties, on behalf of each party and each of their successors and assigns, releases and discharges each of the Puroflow Parties, each of their heirs, executors, administrators, affiliates, successors and assigns (together, the "Puroflow Releasees") from all actions, causes of action, suits, the Steel Litigation, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law or equity, which against the Puroflow Releasees, each of the Steel Parties and their affiliates, successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement. The foregoing release shall not extend to any actions, causes of action, demands, etc. arising from the breach or the claimed breach of this Agreement by Puroflow.

    5.3 DISMISSAL OF LITIGATION. The parties hereto hereby agree to take all steps necessary in order to obtain a dismissal of the Puroflow Litigation and the Steel Litigation, without prejudice.

    Section 6. REIMBURSEMENT OF EXPENSES. Simultaneously with the execution of this Agreement, or as promptly thereafter as is practicable, Puroflow shall transfer by wire transfer, in accordance with instructions provided by Steel Partners to Puroflow, $50,000.00 in cash, as reimbursement for actual out-of-pocket expenses incurred by the Steel Parties for outside services, as set forth in the invoices previously provided, in connection with or relating to the Steel Solicitation, including but not limited to fees and expenses relating to the preparation of proxy material, the Puroflow Litigation, the Steel Litigation, and the preparation of this Agreement.

    Section 7.  STANDSTILL AGREEMENT.

    7.1 TERMS OF STANDSTILL. Each of the Steel Parties covenants and agrees that during the Term of this Agreement each party will not, directly or indirectly: (i) solicit proxies for the election of directors to the Board or for any other matter; (ii) acquire shares of Common Stock or join with any other person to form a "group," as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and the rules promulgated thereunder) such that following such acquisition of shares of Common Stock or formation of a group, the Steel Parties would beneficially hold in excess of 19.99% of the outstanding shares of Common Stock, or (iii) engage or participate in any tender offer for the shares of Common Stock; PROVIDED, HOWEVER, that these obligations shall terminate in the event of a "Change in Control" (as defined herein) of the ownership of Puroflow, in which Change of Control of the Steel Parties or an affiliate had any involvement.

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    For purposes of this provision, a "Change in Control" shall be deemed to have occurred if (i) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), who is not now a current affiliate or a 5% or more holder, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder) of more than 20% of the shares of capital stock of Puroflow outstanding and entitled to vote; (ii) more than 66 2/3% of the members of the Board of Directors of Puroflow shall not be Continuing Directors (which term, as used herein, means the directors of Puroflow who were members of the Board of Directors of Puroflow on August 1, 1999), except where such change in the members of the Board of Directors is a result of the terms of this Agreement or the resignation of any Interim Steel Nominee or Permanent Steel Nominee, as the case may be, or (iii) Puroflow shall be merged or consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of Puroflow shall be sold or otherwise acquired by, another corporation or entity and, as a result thereof, the stockholders of Puroflow immediately prior thereto shall not have at least 50% or more of the combined voting power of the surviving, resulting or transferee corporation or entity immediately thereafter.

    Section 8.  SHAREHOLDER RIGHTS PLAN.

    8.1 AMENDMENT OF THE RIGHTS AGREEMENT. Puroflow will take all necessary actions to amend the provisions of the Rights Agreement between Puroflow and Continental Stock Transfer and Trust Company, dated as of May 28, 1999, (the "Rights Agreement") such that the percentage of Beneficial Ownership stated within the definition of "Acquiring Person" therein shall be increased from 17.5% to 20%.

    Section 9.  MISCELLANEOUS.

    9.1 SEVERABILITY. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner render invalid or unenforceable any other provisions of this Agreement.

    9.2 CONSENT TO JURISDICTION. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts of the State of Delaware for the purposes of any action or proceeding (each a "Claim") arising out of or relating to this Agreement and hereby waives, and agrees not to assert in any such action or proceeding that it is not personally subject to the jurisdiction of such courts, that such Claim is brought in an inconvenient forum or that the venue is proper. Each of the parties hereto consents to process being served in any such Claim by mailing a copy thereof to the address in effect for notices to it under this Agreement and agrees that such service upon receipt shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve legal process in any other manner permitted by law.

    9.3 GOVERNING LAW. This Agreement and the rights and duties of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law.

    9.4 ENTIRE AGREEMENT. This Agreement and any and all other documents delivered in connection therewith set forth the entire understanding of the parties in respect to the

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transactions contemplated herein and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

    9.5 AMENDMENTS AND WAIVERS TO BE IN WRITING. This Agreement may not be amended, modified or changed, and none of the terms, covenants, representations, warranties or conditions hereof may be waived, except by a written instrument signed by the party against whom enforcement of any change or modification is sought, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce same.

    9.6 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) when personally delivered or delivered by telecopy (with confirmation of transmission) on a business day during normal business hours at the address or number designated below or (b) on the business day following the date of mailing by overnight courier, fully prepaid, addressed to such address, whichever shall first occur. The addresses for such communications shall be:

    If to Puroflow or any of the Puroflow Parties:

              Puroflow Incorporated
              16559 Saticoy Street
              Van Nuys, California 91406
              Attn: Michael H. Figoff
              President and Chief Executive Officer
              Telecopy: (818) 779-3902

    with a copy to:

              Baer Marks & Upham LLP
              805 Third Avenue
              New York, New York 10022
              Attn: Donald J. Bezahler, Esq.
              Telecopy: (212) 702-5941

    If to The Steel Parties

              Warren Lichtenstein
              Steel Partners II, L.P.
              150 East 52nd Street, 21st Floor
              New York, New York 10022
              Telecopy: (212) 813-2198

    with a copy to:

              Olshan Grundman Frome Rosenzweig & Wolosky LLP
              505 Park Avenue
              New York, New York 10022
              Attention:  Steven Wolosky
              Telecopy: (212) 980-7177


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    Any party hereto may from time to time change its address for notices under this Section 9.6 by giving at least 10 days' notice of such changed address to the other parties hereto.

    9.7 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

    9.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    9.9 FURTHER ASSURANCES. The parties hereto shall execute and deliver such further documents and do such further acts as any party hereto shall reasonably require in order to assure and confirm to the parties hereto the rights hereby created or to facilitate the full performance of the terms of this Agreement.

    9.10 COUNTERPARTS. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which such counterparts shall constitute but one and the same agreement. A facsimile signature shall be deemed an original.

    9.11 ASSIGNMENT. Neither this Agreement nor any rights hereunder may be assigned by either party in whole or in part, without the prior written consent of the other party.

    9.12 EXPENSES. Except as otherwise agreed to by the parties in writing and as provided in Section 6 of this Agreement, Puroflow shall pay all of its own expenses incurred in connection with the implementation of this Agreement, other than fees and expenses of counsel for Steel Parties which:
(i) are covered under Section 6; and (ii) may be incurred by the Steel Parties in connection with any dispute arising hereunder. Each party hereto has retained independent counsel and such counsel has advised each party with respect to the subject matter of this Agreement.

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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                                       THE PUROFLOW PARTIES

                                       PUROFLOW INCORPORATED
                                       By:  /s/ Michael H. Figoff
                                          ------------------------------------
                                          Name:  Michael H. Figoff
                                          Title: President and Chief Executive
                                                 Officer


                                       REUBEN M. SIWEK

                                       By: /s/ Reuben M. Siwek
                                          ------------------------------------


                                       ROBERT A. SMITH

                                       By: /s/ Robert A. Smith
                                          ------------------------------------


                                       TRACY KENT PUGMIRE

                                       By: /s/ Tracy Kent Pugmire
                                          ------------------------------------


                                       MICHAEL H. FIGOFF

                                       By: /s/ Michael H. Figoff
                                          ------------------------------------


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                                       THE STEEL PARTIES

                                       STEEL PARTNERS II, L.P.

                                       By:  Steel Partners, L.L.C.,
                                            General Partner

                                       By:  /s/ Warren Lichtenstein
                                          ------------------------------------
                                          Name:  Warren Lichtenstein
                                          Title: Chairman


                                       WARREN G. LICHTENSTEIN

                                       By:  /s/ Warren Lichtenstein
                                          ------------------------------------


                                       STEVEN WOLOSKY

                                       By:  /s/ Steven Wolosky
                                          ------------------------------------


                                       JAMES BENENSON, JR.

                                       By:  /s/ James Benenson, Jr.
                                          ------------------------------------


                                       ROBERT FRANKFURT

                                       By:  /s/ Robert Frankfurt
                                          ------------------------------------



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                                       STEEL PARTNERS L.L.C.

                                       By:  /s/ Warren Lichtenstein
                                          ------------------------------------
                                          Name: Warren Lichtenstein
                                          Title: Chairman


                                       THE FULL VALUE COMMITTEE

                                       By:  /s/ Warren Lichtenstein
                                          ------------------------------------
                                          Name: Warren Lichtenstein



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